EXHIBIT 23


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Black & Decker Supplemental Retirement Savings Plan of our report dated February 9, 1995, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) filed with the Securities and Exchange Commission.


                                         /s/ERNST & YOUNG LLP



Baltimore, Maryland
December 13, 1995